SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                                Axia Group, Inc.
             (Exact name of registrant as specified in its charter)

         Nevada                                             87-0509512
         --------                                      ------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

            268 West 400 South, Suite 300, Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                              2001 Executive Bonus
                            (Full title of the plan)


                Richard D. Surber, 268 West 400 South, Suite 300,
                           Salt Lake City, Utah 84101
            (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (801) 575-8073


                         CALCULATION OF REGISTRATION FEE

Title of Securities to be       Amounts to        Proposed Maximum              Proposed Maximum            Amount of
Registered                      be                Offering Price Per            Aggregate Offering          Registration
                                Registered(1)     Share(2)                      Price                       Fee
Common Stock,                            420,000            $0.46                        $193,200           $48.30
$0.001  par value
==============================  ================  ============================  =========================== =============

(1) The Shares of the Company to which this Reoffering Prospectus relates are being registered for reoffer and resale by the Selling Shareholders, who acquired the Shares as a bonus for services they provided to the Company. The Selling Shareholders may resell all, a portion or none of such Shares from time to time.

(2) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of May 31, 2001, a date within five business days prior to the date of filing of this registration statement.

                              Reoffering Prospectus
                                Axia Group, Inc.
            268 West 400 South, Suite 300, Salt Lake City, Utah 84101
                            Telephone (801) 575-8073

                                  June 1, 2001
                           420,000 SHARES COMMON STOCK

The shares of common stock, $0.001 par value, of Axia Group, Inc. ("the "Company") offered hereby (the "Shares") will be sold from time to time by the individuals listed under the Selling Shareholders section of this document (the "Selling Shareholders"). The Selling Shareholders acquired the Shares as employee compensation to officers of the Company for services that the Selling Shareholders provided to the Company.

The sales may occur in transactions on the Nasdaq over-the-counter bulletin board market at prevailing market prices, in block transactions with market makers, or in negotiated transactions. The Company will not receive proceeds from any of the sale of the Shares. The Company is paying for the expenses incurred in registering the Shares.

The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under the Reoffering Prospectus. The Reoffering Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholders to the public through compliance with Rule 144(e). Rule 144(e) subjects selling Shareholders to a limitation on the number of shares which can be sold in any ninety day period. Selling Shareholders will be limited to selling a maximum number of shares in any ninety day period, which number does not exceed one percent (1%) of the issued and outstanding shares of the Company (approximately 50,000 shares).

To the knowledge of the Company, the Selling Shareholders have no arrangement at this time with any brokerage firm for the sale of the Shares. However, the Shareholders may at some future time arrange for block transactions with a Broker-Dealer. The Selling Shareholders may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

The Company's common stock is currently traded on the Nasdaq Over-the-Counter Bulletin Board under the symbol "AXIA."

The purchase of these securities involves a high degree of risk. See Risk Factors at page 4.

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 4. Certain statements contained in this Prospectus, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future plans, objectives, expectations and intentions. In evaluating these statements, you should consider the various factors identified in "Risk Factors" section contained herein, which identify important considerations that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements speak only as of the date the statement is made, and the forward-looking information and statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS REOFFERING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                EXPLANATORY NOTE

This Reoffering Prospectus is being filed by Axia Group, Inc., a Nevada Corporation (the "Company") in conjunction with the Company's filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), registering 420,000 shares of the Company's common stock, $0.001 par value, which are to be issued to Richard D. Surber and Edwin Haidenthaller as a one time executive bonus for services rendered to the Company. Under cover of the Form S-8 is a Reoffering Prospectus that the Company has prepared in accordance with Part I of Form S-3 under the 1933 Act, as per General Instruction C(1)(a) of Form S-8. The Reoffering Prospectus may be utilized for reofferings and resales of up to 420,000 shares of common stock acquired by the selling Shareholders.



TABLE OF CONTENTS

Risk Factors  .................................................................3
Use of Proceeds ...............................................................8
Selling Security Holders ......................................................9
Plan of Distribution...........................................................9
Description of Securities ....................................................10
Interest of Named Experts and Counsel ........................................10
Incorporation of Certain Information by Reference ............................10
Indemnification of Directors and Officers ....................................11
Signatures ...................................................................18

The date of this Prospectus is June 1, 2001. You should only rely on the information incorporated by reference or provided in this Reoffering Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffering Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffering Prospectus.

RISK FACTORS

The Shares offered hereby are speculative and involve a high degree of risk. Accordingly, in analyzing this offering, one should carefully consider the following factors, among others, relating to the Company. Readers are urged to carefully review and consider the various disclosures made by the Company in this Prospectus and in the Company's other Reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect the Company's business.

Nature of the Company's Business. The varied nature of the Company's business is inherently risky. The Company, through its subsidiaries, provides a variety of financial consulting services to clients. The Company provides an expanded scope of financial, business, and investment oriented consulting services to select start-up companies and existing public companies. Specifically, the Company helps client companies by creating a series of infrastructure-based partnerships that take advantage of the Company's expertise in: uncovering private placement funding sources; strategic business planning; SEC registration documentation; transactional document preparation; restructuring capital information; identifying merger and acquisition opportunities and investor relations. The Company also owns subsidiaries with real estate operations that primarily involve the acquisition, management, lease and sale of real estate holdings. These holdings consist of a wide variety of commercial and residential properties. The Company owns several real estate holdings in Utah and also owns properties in other parts of the United States.

Limited Operating History. The Company has been in operation for a relatively short period of time. The Company's future prospects are based upon a somewhat limited operating history. One should consider that the Company's prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the early stages of development. As of March 31, 2001, the Company had an accumulated deficit of $8,938,251. Although the Company has experienced fluctuating revenues during the past two years, there can be no assurance that the Company's revenues will increase or stabilize. While the Company has had periods of profitability in the past, it is not operating at a profit at present, and it is possible that the Company may continue to incur net losses in the foreseeable future.

The uncertain nature of the markets addressed by the Company make the prediction of future results of operations difficult or impossible. Therefore, our recent fluctuations in revenue growth should not be taken as indicative of future revenues or as indicative of the likelihood of revenue fluctuations, if any, that can be expected in the future. The Company believes that period-to-period comparisons of the Company's results of operations are not necessarily meaningful and one should not rely on the results for any period as an indication of future performance.

Future Capital Needs. To date the Company has relied mostly on revenues, private funding from the sale of restricted shares of common stock of the Company and short and long term borrowing to fund operations. To date the Company has had periods where it has generated little revenue and has extremely limited cash liquidity and capital resources. During other periods, the Company has generated sufficient revenues to fund operations and show a profit. The Company's future capital requirements will depend on many factors, including the Company's ability to successfully generate revenues, its cash flow from operations, and competing market developments. The Company's business plan may require additional funding beyond the proceeds previously generated from operations and the sale of restricted common stock. Consequently, although the Company currently has no specific plans or arrangements for financing, it may need to raise funds through private placements, public offerings or other financings. Any equity financings would result in dilution to then existing Shareholders. Additionally, sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company. If adequate funds are not obtained, the Company may be required to reduce or curtail operations. The Company currently anticipates that its existing capital resources may not be adequate to satisfy its current operating expenses and capital requirements for the next full fiscal year. Consequently, the Company may have to secure additional financing in order to develop its business plan.

The Company May Need New Funding Which May Not Be Available In Order to Fully Realize Future Business Plans. The long term implementation of future business plans may depend upon the Company's ability to raise new funding. No commitments to provide new funding have been made by management or Shareholders. The Company has not investigated the availability, source or terms that might govern the procurement of new funding. When new funding is needed, there is no assurance that funds will be available from any source or, if available, that funds can be obtained on terms acceptable to the Company. Should the Company be unable to obtain new funding, our operations might be severely limited.

Maintenance of Customer Base. The Company's clients are not obliged to continue to purchase services from the Company on any long-term basis. There can be no assurance that clients will continue to buy services from the Company over any extended period of time. In the event that a significant portion of the Company's clients decided to purchase services from other service providers, there can be no assurance that the Company would be able to replace its customer base from other sources. Loss of a significant portion of our clients would have a material adverse affect on our results of operations and financial condition.

Competition-Consulting Services. The market for the provision of consulting services to small companies wishing to merge with or be acquired by a publically trading company is extremely competitive and highly fragmented. There are no substantial barriers to entry, and the Company expects that competition will intensify. The Company believes that the primary competitive factors determining success in this market are a reputation for reliability and service, effective customer support, pricing, creative marketing, geographic coverage. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, financial condition and results of operations.

Although the Company believes that it has the human and technical resources to pursue its business strategy and to compete effectively in a competitive environment, its success will depend on its continued ability to profitably provide high quality, high value consulting services at prices and with service generally competitive with or better than that of competitors. The Company cannot predict which of many possible future product and service offerings will be important o maintain its competitive position or what expenditures will be required to develop any additional products and services.

The Company can make no representations or assurances that its business will be successful, that its market share will increase, that there will not be increased competition or that its attempts to grow its business will ever be realized due to the intensity of competition.

Fluctuation in value of Consulting Revenues

We generate the bulk of our consulting revenues by accepting stock as compensation for consulting services. Our primary form of compensation for consulting services is the equity securities of our clients. These shares of client companies are generally restricted as to resale and must be held for a period of time, usually 1 year, before they can be sold for cash. The Company accepts equity in client companies with the expectation that its services will assist in the stock's appreciation, thus allowing the Company to be compensated and to make a return on the payments for its services. However, there is no guarantee that shares accepted as fees by us will have any cash value when they are eligible for resale.

The shares received by us as compensation for consulting are generally penny stocks, whose value fluctuates widely due to the volatile nature of the penny stock market. Because the bulk of our consulting fees are paid in the form of equity, the revenues and cash flows we realize for our services are somewhat tied to the price of our clients' securities and our ability to sell such securities. Fluctuations in the trading price of shares held by us could impair our cash flow because we generate cash flow, in part, by liquidating non-cash assets (equity securities) received as fees for consulting services. For this reason our income could fluctuate widely due to the volatility of the share price of our clients' securities as well as the volatility of the penny market. These fluctuations could in turn affect the book value of the Company. Also, a decline in the market price of a client's stock would affect the total asset value shown on the Company's balance sheet and could result in the Company incurring substantial losses on its income statement. For these reasons, it is possible that both our book value and revenues may fluctuate widely from quarter to quarter and from year to year.

Competition-Real Estate Operations. The commercial real estate market is highly competitive. The Company competes with substantially larger companies for the acquisition, development and operation of properties that fit within the parameters of its business plan. Some of these companies are national or regional operators with far greater resources than those of the Company. The presence of these competitors may be a significant impediment to the continuation and development of the Company's real estate business. The Company believes that the primary competitive factors determining success in the commercial real estate business are a reputation for reliability and service, pricing of rental properties, and creative marketing of rental space. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, financial condition and results of operations.

Although the Company believes that it has the human and technical resources to pursue its real estate business strategy and to compete effectively in a competitive environment, its success will depend on its continued ability to profitably acquire and operate commercial properties at prices and with service generally competitive with or better than that of competitors. The Company cannot predict which of many possible future acquisitions or sales of real property will be important to maintain its competitive position or what expenditures will be required to successfully develop and market its properties.

The Company can make no representations or assurances that its real estate business will be successful, that there will not be increased competition or that its attempts to grow its real estate business will ever be realized due to the intensity of competition.

The Company's Investment in Real Estate Has Limited Liquidity and No Certainty of Capital Appreciation. The Company's real estate investment has limited liquidity. Real estate investments in general are relatively illiquid. The Company's ability to vary its portfolio in response to changes in economic and other conditions will be limited. The Company cannot ascertain whether it will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price of any disposition will recoup or exceed the amount of its investment. Accordingly, the Company can provide no assurance that the value of its property will appreciate.

There are numerous uncertainties in estimating the value of real estate and prospective appreciation value. The estimated values set forth in appraisals are based on various comparisons to sales prices of other properties; predictions about market conditions, demand, vacancy rates, prospective vacancy rates, renewal terms and other factors; assumptions about the property's condition, conformance with laws and regulations, absence of material defects, and a variety of numerous other factors; estimates of lease revenues and operating expenses, and other items. Any significant change in these comparisons, predictions, assumptions, and estimates, most of which are beyond the Company's control, could materially and adversely affect estimated market values and appreciation potential.

The Company's Investment in Real Estate is Inherently Risky and Income Dependent. Real estate investments are inherently risky. The yields available from equity investments in real estate depend on the amount of income and capital appreciation generated by the properties held by the entity in which the investment is made. Should we acquire properties that do not generate sufficient operating cash flow to meet operating expenses, such as debt service, capital expenditures and tenant improvements, our ability to develop our business and become profitable will be adversely affected.

Income from real property investments may be adversely affected by a number of factors, including:

         o the general economic climate and local real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates);

        o the perceptions of prospective tenants of the safety, convenience and attractiveness of the properties and overall appeal of particular types of properties;

        o the ability of the owner of the properties to provide adequate management, maintenance and insurance;

        o the ability to collect on a timely basis all rent from tenants and interest from borrowers;

        o the expense of periodically renovating, repairing and re-letting spaces;

        o increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants;

         o adverse changes in local conditions and land values, such as excessive building resulting in an oversupply of commercial units in an area where our property is located;

        o reduction in the cost of operating competing properties or decreases in employment that reduce the demand for properties in the area;

        o adverse changes in zoning laws, other laws and regulations and real property tax rates;

        o         damage from earthquakes or other natural disasters.

The Company's Real Estate Investment May Potentially Be Subject to Environmental Liability. Under various Federal, state and local environmental laws, ordinances and regulations, an owner of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on the property. These laws often impose environmental liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. The presence of hazardous substances, or the failure to properly remediate them, may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. The Company is unaware of any environmental matters affecting its property that would have a material adverse effect on its business, assets or results of operations. No assurance can be given that existing environmental assessments of Company property revealed all environmental liabilities, or that a prior owner of the property did not create any material environmental condition not known to the Company, or that a material environmental condition does not exist with respect to Company property.

The Company May Face the Possibility of Uninsured Loss. The Company carries comprehensive liability, fire, extended coverage and rental loss insurance in respect to its real estate, with policy specifications, insured limits and deductibles customarily carried for similar properties. However, there are certain types of losses (such as losses arising from civil disturbance or pollution) that are not generally insured because such losses are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the capital invested in a property as well as anticipated future revenues could be lost. Meanwhile, obligations on any mortgage indebtedness and the property would continue. Therefore, any uninsured loss could adversely affect the Company's financial condition and results of operation.

The Company Must Bear the Costs of Compliance with the Americans With Disabilities Act and Similar Legislation. Under the Americans with Disabilities Act of 1980 (ADA), places of public accommodations and commercial facilities are required to meet certain requirements related to access and use by disabled persons. Compliance with ADA requirements could require both structural and non-structural changes to the property which the Company owns. Noncompliance could result in fines imposed by the federal government or an award of damages to private litigants. Although management believes that Company property is substantially in compliance with present requirements of the ADA, additional costs may be incurred to ensure compliance in the future. A number of additional federal, state and local laws exist which impose additional burdens or restrictions on owners with respect to access by disabled persons. Those laws may require modifications or restrict renovations to properties in which the Company has an investment. The ultimate cost of compliance with the ADA or other related laws is not currently ascertainable. While any prospective costs of compliance are not expected to have a material effect on the result of Company operations, a potential for substantial costs exists. Should changes be required and involve greater expense than currently anticipated, the Company's financial condition and results of operations could be adversely affected.

The Company Must Bear the Cost of Any Increases in Real Estate Taxes, Income Taxes and Other Services. Increases in real estate taxes, income taxes and services or other taxes are not generally passed through to tenants under existing leases. Real estate taxes on our property my increase or decrease as property tax rates change subject to ongoing assessments by the relevant tax authorities. Any increases in real estate taxes, income taxes and other services could adversely affect the Company's cash flow from operations.

Concentration of Stock Ownership. As of May 31, 2001, the present directors and executive officers of the Company beneficially owned approximately 38% of the Company's outstanding common stock. As a result of their ownership, the directors and executive officers are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change of control of the Company.

The Company is Dependent Upon Key Personnel and Has No Employment Agreements. The Company believes that its success depends to a significant extent on the efforts and abilities of its senior management. Specifically, the Company is dependent upon the services of Richard D. Surber, its president, chief executive officer and one of its directors. The Company does not have an employment agreement with Mr. Surber and the loss of his services would likely have an adverse effect on the Company's ability to conduct its current business.

Government Regulation. The Company is subject to the same federal, state and local laws as other companies offering consulting services and which are involved in the real estate business. Today, there are relatively few laws specifically directed toward consulting services. However, there is considerable regulation of the commercial real estate business. It is possible that additional laws and regulations may be adopted with respect offering of consulting services and respecting real estate operations. These laws and regulations could cover areas of the Company's operations which are not currently subject to governmental regulation. One or more states may attempt to impose additional laws or regulations upon the Company in the future, which could possibly harm the Company's business.

Dependence on Management. The Company is substantially dependent upon two key individuals within its management, Richard D. Surber, and Edwin G. Haidenthaler. The loss of the services of either one of these individuals could have a material adverse impact upon the Company. The Company believes it will have a need in the future for additional qualified management personnel. The Company believes its future success will depend in part upon its ability to attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in attracting and retaining such personnel. Competition for such personnel is intense.

Conflicts of Interest. Our officers and directors may have conflicts of interest. Officers and directors of the Company may in the future participate in business ventures which could be deemed to compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business.

Investment Risks

Volatility of Stock Price. The market price for shares of the Common stock of the Company has varied significantly and may be volatile depending on news announcements or changes in general market conditions. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of our securities. In particular, news announcements, quarterly results of operations, competitive developments, litigation or governmental regulatory action impacting the Company may adversely affect the Common stock price. In addition, because the number of shares of Common stock held by the public is relatively small, the sale of a substantial number of shares of the Common stock in a short period of time could adversely affect the market price of the Common stock. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Further, many lending institutions will not permit the use of these securities as collateral for loans.

No Cash Dividends. The Company has never paid cash dividends on its Common stock and does not anticipate paying cash dividends on its Common stock in the next year. The Company plans on paying dividends as it becomes more profitable, but until this occurs, the Company's Common stock is not a suitable investment for persons requiring current income. The Company has paid dividends in the past consisting of shares of stock in subsidiaries which were distributed to Shareholders as dividends.

Limited Market for Stock. The Company's stock is presently trading on the OTC bulletin board maintained by the NASD under the symbol AXIA. Nevertheless, there has been limited volume in trading in the public market for the common stock, and there can be no assurance that a more active trading market will develop or be sustained. The market price of the shares of common stock is likely to be
highly  volatile  and  may  be   significantly   affected  by  factors  such  as
fluctuations in our operating results, announcements of technological innovations or new products and/or services by us or our competitors, governmental regulatory action, developments with respect to proprietary rights and general market conditions.

The Company's Share Value Is Dependent Upon Its Ability To Generate Net Cash Flows. A substantial portion of any potential return on our common stock will be dependent upon the Company's ability to generate net cash flows. Should we not be able to operate our business at a net profit, there will be no return on shareholder's equity, and could well result in a loss in share value. No assurance can be given that the Company will be able to operate at a net profit over an extended period of time.

USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholders.

SELLING SECURITY HOLDERS

The Shares of the Company to which this Reoffering Prospectus relates are being registered for reoffers and resales by the Selling Shareholders, who acquired the Shares for services they provided to the Company. The Selling Shareholders may resell all, a portion or none of such Shares from time to time.

The Shareholders selling shares under this registration reserve the sole right to accept or reject, in whole or in part, any proposed sale of shares.

The table below sets forth with respect to the Selling Shareholders, based upon information available to the Company as of June 1, 2001, the number of Shares owned, the number of Shares registered by this Reoffering Prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.

Selling Shareholders         Number of            Number of Shares        Number of Shares          Percentage of
                             Shares Owned         Registered by           Owned After Sale(1)       Shares Owned
                             Before Sale(1)       Prospectus                                        after Sale(2)
Richard D. Surber                        225,864                  400,000                  225,864                   4.74%
Edwin G. Haidenthaller                    44,850                   20,000                   24,850            Less than 1%

(1) Shares listed consist only of shares legally and beneficially owned by Richard D. Surber. Mr. Surber has been attributed with beneficial ownership of 620,439 shares as president of Wichita Development Corporation, and 833,333 shares which he is holding as collateral on a loan guaranty given by him. Total beneficial ownership equals 1,453,772 shares and combined legal and beneficial ownership, excluding shares registered by the prospectus is 1,679,636shares.

(2)The percentage of shares owned both legally and beneficially by Mr. Surber after sale will be 35.28%

The Corporation's common stock trades on the NASD OTC:BB under the symbol "AXIA", the closing price per share of the common stock was reported as $0.45 on May 31, 2001.

PLAN OF DISTRIBUTION

The Selling Shareholders may sell the Shares for value from time to time under this Reoffering Prospectus on one or more transactions on the Over-the-Counter
Bulletin Board maintained by Nasdaq, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. Such sales may be made through Broker-Dealers, Agents or directly to one or more purchasers. Such sales shall be in compliance with all of the requirements of Rule 144(e). Rule 144(e) subjects selling Shareholders to a limitation on the number of shares which can be sold in any ninety day period. Selling Shareholders will be limited to selling a maximum number of shares in any ninety day period, which number does not exceed one percent (1%) of the issued and outstanding shares of the Company (approximately 50,000 shares).

The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the

Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares owned by them may be deemed to be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders. There is no assurance that the Selling Shareholders will sell all or any portion of the Shares offered. The Company will pay all expenses in connection with this offering and will not receive any proceeds from sale of any shares by the Selling Shareholders.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, of which 4,760,810 shares are issued and outstanding as of June 1, 2001. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.001 per share, of which none is issued and outstanding as of the filing date. Holders of both the common and preferred stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Neither the holders of common stock nor of preferred stock have cumulative voting rights. The Company's Board of Directors has authority, without action by the Company's stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership in the Company of its stockholders and which may dilute the book value of the common stock. Likewise, the Company's Board of Directors has authority, without action by the holders of preferred stock, to issue all or any portion of the authorized but unissued shares of preferred stock so long as such shares are on a parity with or junior to the rights of the preferred stock, which would reduce the percentage ownership of the preferred stockholders and which may dilute the book value of the stock.

Holders of either the Company's common or preferred stock have no pre-emptive rights to acquire additional shares of stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Additional rights, if any, for holders of preferred stock, in the event of liquidation are yet to be determined by the Board of Directors.

Holders of the common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The rights of holders of the preferred stock to receive dividends, if any, are yet to be determined by the Board of Directors. The Company has not paid cash dividends on either its common stock or its preferred stock, and it does not anticipate that it will pay cash dividends in the foreseeable future.

INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form S-8 was hired on a contingent basis or will receive a direct or indirect interest in the Company.

The Audited financial statements for the years ended December 31, 2000 of Axia Group, Inc., have been incorporated by reference in this Registration Statement from the Form 10-KSB filed April 16, 2001 in reliance on the report of

Mantyla & McReynolds, independent accountants, given on the authority of that firm as experts in accounting and auditing.

The validity of the common stock offered hereby has been passed upon for the Company by Leonard W. Burningham, Attorney at Law.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents that the Company filed with the Commission are hereby incorporated by reference into this Prospectus:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

         2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2000.

All documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference into this Prospectus.

The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any and all information incorporated by reference into this Prospectus. Requests for such information may be directed to the Company's CEO, Mr. Richard
D. Surber, at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101.

The  Company is  subject  to the  informational  requirement  of the  Securities
Exchange Act of 1934 as amended, (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission. The Company has filed all reports required of it for at least the twelve months preceding this filing. Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") in Washington D.C. at 450 Fifth Street, N.W., 20549, and at the following regional offices located at 26 Federal Plaza, Room 1100, New York, New York 10278; 219 Dearborn Street, Room 1228, Chicago, Illinois, 60604; and at 410 Seventeenth Street, Suite 700, Denver Colorado 80202. Copies of these materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Information about the Company is also available on the Internet at the Commission's Web site http://www.sec.gov in the EDGAR Database.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 78.7502 and 78.751 of the Nevada Business Corporation Act, as amended, provide for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an ndertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation.

The Company's Amended and Restated Articles of Incorporation provide that the personal liability of a director or officer of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty, for any action taken or for any failure to take any action, as a director or officer, shall be eliminated to the fullest extent permissible under Nevada law, except for (a) acts or omissions which involve intentional misconduct, fraud, infliction of harm on the Company or its stockholders or a knowing violation of criminal law,
(b) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes, or (c) the amount of a financial benefit received by a director to which he is not entitled.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by Axia Group, Inc, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

         2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2000.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, of which 4,760,810 shares are issued and outstanding as of June 1, 2001. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.001 per share, of which none is issued and outstanding as of the filing date. Holders of both the common and preferred stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Neither the holders of common stock nor of preferred stock have cumulative voting rights. The Company's Board of Directors has authority, without action by the Company's stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership in the Company of its stockholders and which may dilute the book value of the common stock. Likewise, the Company's Board of Directors has authority, without action by the holders of preferred stock, to issue all or any portion of the authorized but unissued shares of preferred stock so long as such shares are on a parity with or junior to the rights of the preferred stock, which would reduce the percentage ownership of the preferred stockholders and which may dilute the book value of the stock.

Holders of either the Company's common or preferred stock have no pre-emptive rights to acquire additional shares of stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Additional rights, if any, for holders of preferred stock, in the event of liquidation are yet to be determined by the Board of Directors.

Holders of the common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The rights of holders of the preferred stock to receive dividends, if any, are yet to be determined by the Board of Directors. The Company has not paid dividends on either its common stock or its preferred stock, and it does not anticipate that it will pay dividends in the foreseeable future.

Dividend, Voting and Preemption Rights

The Company has two classes of authorized shares: $0.001 par value common stock and $0.001 par value preferred stock. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available. The rights of holders of preferred stock, if any, to receive a dividend, are yet to be determined by the Board of Directors. The Company has not paid cash dividends on either its common stock or its preferred stock, and it does not anticipate that it will pay cash dividends in the foreseeable future.

Holders of the Company's common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the security holders. The rights of holders of preferred stock, if any, to vote on all matters submitted to a vote of the security holders is yet to be determined by the Board of Directors. The holders of common stock are not entitled to cumulative voting rights.

Item 5. Interests of Named Experts and Counsel

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form S-8 was hired on a contingent basis or will receive a direct or indirect interest in the Company.

Item 6.  Indemnification of Directors and Officers

Sections 78.7502 and 78.751 of the Nevada Business Corporation Act, as amended, provide for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


Articles of Incorporation.

The Company's Amended and Restated Articles of Incorporation provide that the personal liability of a director or officer of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty, for any action taken or for any failure to take any action, as a director or officer, shall be eliminated to the fullest extent permissible under Nevada law, except for (a) acts or omissions which involve intentional misconduct, fraud, infliction of harm on the Company or its stockholders or a knowing violation of criminal law,
(b) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes, or (c) the amount of a financial benefit received by a director to which he is not entitled.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 7.   Exemption from Registration Claimed

The securities being resold pursuant to this registration statement and reoffering prospectus, are securities being acquired by officers of the Company as a bonus for services provided to the Company. The securities are herewith being registered under a Form S-8 Securities Act registration statement because they are held by affiliates of the registrant as defined in Rule 405 of the Securities Act of 1933 ( the "Act"). The securities will be acquired pursuant to an employee benefit plan as that term is defined in Rule 405. The Securities will be resold pursuant to this registration as allowed by Rule 415 of the Act.

Item 8. Exhibits.

The exhibits attached to this Registration Statement are listed in the Exhibit Index, which is found on page 19.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.













                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, Utah on June 1, 2001.


                                Axia Group, Inc.

                                                    /s/ Richard D. Surber
                                                 By:________________________
                                                 Richard D. Surber, as President
                                                 and Director


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                              Title                    Date


/s/ John Fry, Jr.                      Director                 June _6_, 2001
-------------------------------------
John Fry, Jr.


/s/ Adrienne Bernstein                 Director                 June _6_, 2001
-------------------------------------
Adrienne Bernstein


/S/ Gerald Einhorn                     Director                 June _6_, 2001
-------------------------------------
Gerald Einhorn


/s/ Edwin G. Haidenthaller             CFO                      June _6_, 2001
-------------------------------------
Edwin G. Haidenthaller

                          INDEX TO EXHIBITS


Exhibits   SEC Ref. No.                  Description of Exhibit           Page
--------   ------------                  ----------------------           ----
A               5         Consent of Counsel with respect to the
                          legality of the issuance of securities
                          being issued                                     20

B             23(a)       Consent of Accountant                            23
C             23(b)       Consent of Counsel                               24
D               4         Executive Stock Bonus Plan                       25

                                    EXHIBIT A

                              LEONARD W. BURNINGHAM
                                     LAWYER
                           Hermes Building * Suite 205
                              455 East Fifth South
                         Salt Lake City, Utah 84111-3323
                            Telephone (801) 363-7411
                               Fax (801) 355-7126
                            e-mail lwb@burninglaw.com

June 1, 2001



Axia Group, Inc.
268 West 400 South Street
Suite 300
Salt Lake City, Utah 84111



Re: Opinion concerning the legality of the securities that are to be issued and then included in a Registration Statement on Form S-8 to be filed by Axia Group, Inc., a Nevada corporation with the Securities and Exchange Commission

Board of Directors:

     As special counsel for Axia Group, Inc., a Nevada corporation (the "Company"), and in connection with the issuance of 420,000 shares of the Company's $0.001 par value common stock (collectively, the "Securities") to certain directors and executive officers of the Company (the "Employees"), I have been asked to render an opinion as to the legality of these Securities, which are to be included in a Registration Statement to be filed by the Company on Form S-8 of the Securities and Exchange Commission (the "Commission"), and as to which this opinion is to be filed as an exhibit.

     As you are aware, no services for the issuance of the Securities can in any way be related to a "capital raising" transaction.

     In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents which have been provided to me by your in-house legal counsel, to-wit:

                  1.       Articles of Incorporation and all amendments thereto;

                  2.       Bylaws;

                  3. 10-KSB Annual Report for the fiscal year ended December 31, 2000;

                  4. 10-QSB Quarterly Report for the quarter ended March 31, 2001; and

                  5. Written Consent of the Board of Directors containing resolutions authorizing the issuance of the Securities.

     I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

     Further, I have discussed the items relied upon in rendering this opinion and the documents I have examined with your in-house counsel, and in all instances, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have further assumed that the Employees who are the recipients of these Securities will have paid the consideration required under the terms the resolutions adopted by the Board of Directors prior to the issuance of the Securities; that none of the services performed by the Employees were related to "capital raising" transactions; that each director of the Company signs the Written Consent of the Board of Directors referred to in paragraph 5 prior to the issuance of the Securities; and that there are no applicable "control share acquisition" issues respecting the Securities that were required to be addressed or satisfied prior to the issuance of the Securities under the Nevada Revised Statutes.

     Based upon the foregoing and in reliance thereon, it is my opinion that, subject to the limitations set forth in the resolutions of the Board of Directors authorizing the issuance of the Securities, the Securities to be issued will, upon their issuance and delivery to the Employees, be deemed to be duly and validly authorized, legally issued and fully paid and non-assessable under the Nevada Revised Statutes.

     This opinion is expressly limited in scope to the Securities described herein and which are to be expressly included in the above referenced
Registration Statement and does not cover any subsequent issuances of any securities to be made in the future.

     Further, this opinion is limited to the corporate laws of the State of Nevada. No opinion is rendered (i) with respect the Company's compliance with the securities laws, rules and regulations of the United States or Nevada regarding prior registration and/or an available federal or state exemptions from applicable registration requirements that may be applicable to the issuance of the Securities; or (ii) the form or content of the Registration Statement or the

Reoffering Prospectus; or (iii) compliance with the resale requirements of applicable securities laws, rules and regulations or the Registration Statement by the Employees.

     I express no opinion with respect to the laws of any other jurisdiction.

     I consent to the filing of this opinion with the Commission as an exhibit to the above referenced Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

     This opinion is based upon my knowledge of the law and facts as of the date hereof, and I assume no duty to communicate with you with respect to any matter which may hereafter come to my attention.

                            Yours very sincerely,

                            /s/ Leonard W. Burningham
                            -------------------------
                              Leonard W. Burningham

                                    EXHIBIT B

                               MANTYLA McREYNOLDS
                           a Professional Corporation

June 5, 2001

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.c. 20549

Re: Consent to be named in the S-8 Registration Statement of Axia Group, Inc., a Nevada corporation (the "Registrant"), to be filed on or about June 5, 2001, covering the registration and reoffering of 420,000 shares of common stock of two individual shareholders.

Ladies and Gentlemen;

     We hereby consent to the use of our report for the year ended December 31, 2000, dated April 10, 2001 in the above-referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Sincerely

/s/ Mantyla McReynolds
----------------------
Mantyla McReynolds

                                    EXHIBIT C

                              LEONARD W. BURNINGHAM
                                     LAWYER
                           Hermes Building * Suite 205
                              455 East Fifth South
                         Salt Lake City, Utah 84111-3323
                            Telephone (801) 363-7411
                               Fax (801) 355-7126
                            e-mail lwb@burninglaw.com

June 1, 2001


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the S-8 Registration Statement of Axia Group, Inc., a Nevada corporation (the "Registrant"), SEC File No. I-9418, to be filed on or about June 1, 2001, covering the registration and issuance of 420,000 shares of common stock to certain directors and executive officers

Ladies and Gentlemen:

     I hereby consent to be named in the above referenced Registration Statement, and to have my opinion appended as an exhibit thereto.

                                                     Yours very sincerely,

                                                     /s/ Leonard W. Burningham
                                                     -------------------------
                                                     Leonard W. Burningham

                                    EXHIBIT D

                           EXECUTIVE STOCK BONUS PLAN

     Axia Group, Inc., a Nevada corporation (the "Company"), hereby adopts This Executive Stock Bonus Plan of Axia Group, Inc. (the "Plan") this 4th day of June, 2001. Under the Plan, the Company plans to issue 420,000 shares of the Company's common stock, par value $0.001 (the "Stock") to Richard D. Surber and Edwin Haidenthaller, employees of the Company or its subsidiaries, all on the terms and conditions set forth herein ("Benefits"), for services and contributions to the success of the Company or its subsidiaries.

1. Purpose of the Bonus Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. It is also designed to permit the Company to reward these individuals who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The Company believes the above goals will be achieved through the granting of Bonuses under this Plan.

2. Shares of Stock Subject to this Plan. A total of four hundred twenty thousand (420,000) shares of Stock will be issued pursuant to this Plan. The shares shall be issued as bonuses to Richard D. Surber (400,000 shares) and Edwin Haidenthaller (20,000 shares) in addition to their normal salaries as a bonus for services which have contributed to the continued success of the Company.

3. Administration of this Plan. Administration of this Plan shall be determined by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any Benefit approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any Benefit approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

4. Dilution or Other Adjustment. The shares of Common Stock subject to this Plan are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of
Common Stock as a result of a stock split, consolidation, or other recapitalization.

5. Expiration and Termination of this Plan. This Plan may be abandoned or terminated at any time by the Plan Administrators. This Plan shall terminate on the date on which the four hundred twenty thousandth share is issued hereunder.

      ATTEST:

    /s/ Gerald Einhorn
------------------------------
Gerald Einhorn, Vice-President